UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2019
AMNEAL PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-38485	32-0546926
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
400 Crossing Blvd
Bridgewater, NJ 08807
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (908) 947-3120
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	AMRX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.
On July 10, 2019, Amneal Pharmaceuticals, Inc. (the "Company," "we," "us," or "our") announced a plan to restructure the Company's operations that is intended to reduce costs and optimize our organizational and manufacturing infrastructure. The restructuring plan resulted from a company-wide review of our organizational structure, operational budgets, current and future capital projects and existing capability and infrastructure undertaken in response to industry challenges, including increased competition, downward pricing pressure and resulting volume reductions. Pursuant to the restructuring plan, we expect to reduce headcount by approximately 550 by the end of 2020 and close our manufacturing facility located in Hauppauge, NY and our packaging facility located in East Hanover, New Jersey. As a result of the restructuring plan, we estimate that we will incur a pre-tax restructuring charge of approximately $10 to $12 million of cash expenditures related to severance benefits. Other cash and non-cash expenditures associated with the restructuring plan, which include decommissioning and dismantling costs and other third party costs at our impacted facilities, cannot be estimated at this time. We expect the restructuring to be substantially complete by the end of 2020. These estimates are subject to a number of assumptions, and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as result of or in connection with the restructuring.
Certain statements contained herein, regarding matters that are not historical facts, may be forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future. Words such as “may,” “will,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “assume,” “continue,” and similar words are intended to identify estimates and forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. These forward-looking statements are based on current expectations of future events. If the underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of the Company. Such risks and uncertainties include, but are not limited to, our ability to execute the restructuring plan and achieve the results anticipated therefrom. A further list and descriptions of these risks, uncertainties and other factors can be found in the Company’s most recently filed Annual Report on Form 10-K and in the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.amneal.com or on request from the Company. Forward-looking statements included herein speak only as of the date hereof and we undertake no obligation to revise or update such statements to reflect the occurrence of events or circumstances after the date hereof.

Item 7.01	Regulation FD Disclosure.
On July 10, 2019, the Company issued a press release announcing the restructuring plan referred to above and revising the Company's earnings forecast for fiscal 2019. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein. The information in this report furnished pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or the Securities Act of 1933, as amended, if such subsequent filing specifically references the information furnished pursuant to Item 7.01 of this report.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 10, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2019	AMNEAL PHARMACEUTICALS, INC.

	By:	/s/ Todd P. Branning
	Name:	Todd P. Branning
	Title:	Senior Vice President and Chief Financial Officer